UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant ☒ Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Fractyl Health, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY STATEMENT - SUBJECT TO COMPLETION, DATED AUGUST 24, 2026

FRACTYL HEALTH, INC.

NOTICE & PROXY STATEMENT

Special Meeting of Stockholders

September 24, 2026

12:00 p.m. Eastern Time

Fractyl Health, Inc.

3 Van de Graaff Drive, Suite 200

Burlington, Massachusetts 01803

MESSAGE TO OUR STOCKHOLDERS

August [ ], 2026

Dear Fellow Stockholders:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Fractyl Health, Inc. (the “Company”) to be held on Thursday, September 24, 2026, at 12:00 p.m. Eastern Time. Our Special Meeting will be a completely virtual meeting of stockholders that will be conducted via live webcast. You will be able to attend the virtual Special Meeting, vote your shares electronically and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GUTS2026SM. This virtual meeting format will allow stockholders to participate from any location and we expect will enable increased attendance, improved communications and cost savings for our stockholders and the Company compared to an in person meeting.

The Notice of Special Meeting and Proxy Statement on the following pages describe the matters to be presented at the Special Meeting. Details regarding how to attend the meeting and the business to be conducted at the Special Meeting are more fully described in the Notice of Special Meeting and Proxy Statement.

Whether or not you attend the Special Meeting, it is important that your shares be represented and voted at the Special Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Instructions regarding how you can vote are contained on the proxy card.

We appreciate your interest in and support of Fractyl Health and look forward to your participation at the Special Meeting.

Sincerely,

Harith Rajagopalan, M.D., Ph.D.

Co-Founder, Chief Executive Officer and Director

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Dear Fellow Stockholder:

A Special Meeting of Stockholders (the “Special Meeting”) of Fractyl Health, Inc., a Delaware corporation (the “Company,” “Fractyl Health,” “we” or “us”), will be held on Thursday, September 24, 2026, at 12:00 p.m. Eastern Time. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online by visiting www.virtualshareholdermeeting.com/GUTS2026SM and entering your 16-digit control number included on your proxy card.

The Special Meeting will be held for the following purposes:

1

To approve a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Company’s Board of Directors, a reverse stock split of our common stock at a ratio in the range of 1-for-5 to 1-for-15, inclusive, with such ratio to be determined by the Company’s Board of Directors in its sole discretion. We refer to this proposal as the “Reverse Stock Split Proposal” or “Proposal No. 1”.

2	Such other business as may properly come before the Special Meeting or any continuation, postponement, or adjournment of the Special Meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

Only holders of record of our outstanding shares of common stock at the close of business on August 21, 2026, (the “Record Date”), are entitled to notice of and to vote at the Special Meeting, or any continuation, postponement or adjournment of the Special Meeting. A complete list of these stockholders will be available for examination by any stockholder during the ten days prior to the Special Meeting for a purpose germane to the meeting during ordinary business hours at the Company’s principal executive office. The Special Meeting may be continued or adjourned from time to time without notice other than by announcement at the Special Meeting.

YOUR VOTE IS IMPORTANT: Important Information for Holders of our Common Stock

It is important that your shares be represented regardless of the number of shares you may hold as of the record date. Whether or not you plan to attend the virtual Special Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the enclosed pre-addressed return envelope, which needs no postage if mailed in the United States. We encourage stockholders to submit their proxy by mail, telephone, or Internet. Promptly voting your shares will ensure the presence of a quorum at the Special Meeting and will save us the expense of further solicitation. Submitting your proxy now will not prevent you from voting your shares at the Special Meeting if you desire to do so, as your proxy is revocable at your option. The Company asks your cooperation in promptly submitting your proxy.

If you would like to attend the virtual Special Meeting, please refer to the logistical information in the section titled “Questions and Answers About the Proxy Materials and Voting.”

By Order of the Board of Directors,

Sarah Toomey
General Counsel and Corporate Secretary

August [ ], 2026

i

Fractyl Health, Inc.

3 Van de Graaff Drive, Suite 200

Burlington, Massachusetts 01803

EXECUTIVE SUMMARY

2026 Special Meeting Information

Date and Time: Thursday, September 24, 2026, 12:00 p.m. Eastern Time

Location: www.virtualshareholdermeeting.com/GUTS2026SM

Record Date: August 21, 2026

Proxy Mail Date: On or about August 24, 2026

How to Vote

Before the Special Meeting:

•
By Internet: Visit the website listed on your enclosed proxy card
•
By Phone: Call the telephone number on your proxy card
•
By Mail: If you received paper copies, sign, date and return your proxy card in the provided envelope

During the Special Meeting:

•
Participate in the Special Meeting webcast using your 16-digit control number

This proxy statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Fractyl Health, Inc. (the “Company,” “Fractyl Health,” “we” or “us”) of proxies to be voted at our Special Meeting of Stockholders to be held on Thursday, September 24, 2026 (the “Special Meeting”), at 12:00 p.m. Eastern Time, and at any continuation, postponement or adjournment of the Special Meeting. The Special Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Special Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/GUTS2026SM and entering your 16-digit control number included on your proxy card. You may log-in beginning at 11:45 a.m. Eastern Time, on September 24, 2026.

Only holders of record of outstanding shares of our common stock at the close of business on August 21, 2026 (the “Record Date”), will be entitled to notice of and to vote at the Special Meeting and any continuation, postponement or adjournment of the Special Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on the Record Date, there were [ ] shares of common stock outstanding and entitled to vote at the Special Meeting.

This section summarizes and highlights certain information contained in this proxy statement, but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement carefully before voting. Frequently asked questions and logistical information regarding the Special Meeting is available in the section titled “Questions and Answers About Proxy Materials and Voting” beginning on page 3.

Important Notice Regarding the Availability of Proxy Materials for the Special

Meeting of Stockholders To Be Held on September 24, 2026:

THIS PROXY STATEMENT AND PROXY MATERIALS ARE AVAILABLE FOR VIEWING,

PRINTING AND DOWNLOADING AT www.proxyvote.com.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND VOTING

Who Is Entitled To Vote At The Special Meeting?

The Record Date for the Special Meeting is August 21, 2026. You are entitled to vote at the Special Meeting only if you are a stockholder of record at the close of business on that date, or if you hold a valid proxy for the Special Meeting. Each share of our common stock entitles its holder to one vote per share on all matters presented to our stockholders. At the close of business on the Record Date, there were [ ] shares of our common stock issued and outstanding and entitled to vote at the Special Meeting.

Why Am I Receiving These Materials?

We have sent you these proxy materials because the Board is soliciting your proxy to vote at a Special Meeting of the Stockholders to be held on September 24, 2026 including at any adjournments or postponements of the meeting. On or about August [ ], 2026, we mailed to the stockholders these proxy materials containing instructions on how to access this proxy statement and vote online. If you would like to receive a printed copy of our proxy materials, then you should follow the instructions for requesting such materials contained in these proxy materials.

What Am I Voting On?

There is one matter scheduled for a vote:

•
Proposal No. 1 – To approve a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation to effect, at the option of the Board, a reverse stock split of our common stock at a ratio in the range of 1-for-5 to 1-for-15, inclusive (the “Reverse Stock Split”), with such ratio to be determined by the Board in its sole discretion.

What Is The Difference Between Being A “Record Holder” And Holding Shares In “Street Name”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

If on the Record Date your shares were registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC (the “Transfer Agent”), then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Am I Entitled To Vote If My Shares Are Held In “Street Name”?

Yes. If on the Record Date your shares are held by a bank, brokerage firm or other similar organization, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As the beneficial owner, you have the right to direct your bank, brokerage firm or other agent regarding how to vote your shares, and the bank, brokerage firm or other agent is required to vote your shares in accordance with your instructions. If your shares are held in “street name,” you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. If you did not receive a 16-digit control number via email or voting instruction form, and you wish to vote prior to or at the Special Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

How Many Shares Must Be Present To Hold The Special Meeting?

A quorum must be present at the Special Meeting for any business to be conducted. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, or by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at the Special Meeting. Votes withheld and broker non-votes will be counted for purposes of determining the presence of a quorum.

Who Can Attend And Vote At The Special Meeting?

Only stockholders of record at the close of business on the Record Date are entitled to vote at the Special Meeting.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with Fractyl Health’s Transfer Agent, then you are a stockholder of record. Stockholders of record at the close of business on the Record Date may participate in the Special Meeting by visiting the following website: www.virtualshareholdermeeting.com/GUTS2026SM. To participate and vote at the Special Meeting, you will need the 16-digit control number included on your proxy card or on the instructions that accompanied your proxy materials. As a stockholder of record, you may vote online at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return your vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If your shares are held not in your name but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials should be forwarded to you by that organization. You should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You must follow the instructions provided by your brokerage firm, bank, or other similar organization for your bank, broker or other stockholder of record to vote your shares per your instructions. Alternatively, many brokers and banks provide the means to grant proxies or otherwise instruct them to vote your shares by telephone and via the Internet, including by providing you with a 16-digit control number via email or your voting instruction form. If your shares are held in an account with a broker, bank or other stockholder of record providing such a service, you may instruct them to vote your shares by telephone (by calling the number provided in the proxy materials) or over the Internet as instructed by your broker, bank or other stockholder of record. If you did not receive a 16-digit control number via email or voting instruction form, and you wish to vote prior to or at the virtual Special Meeting, you must follow the instructions from your broker, bank or other stockholder of record, including any requirement to obtain a valid legal proxy. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain a valid legal proxy either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

What if I cannot find my Control Number?

Please note that if you do not have your Control Number and you are a registered stockholder, you will be able to login as a guest. To view the meeting webcast visit www.virtualshareholdermeeting.com/GUTS2026SM and register as a guest. If you login as a guest, you will not be able to vote your shares or ask questions during the meeting.

If you are a beneficial owner (that is, you hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your Control Number prior to the Special Meeting.

Why Hold A Virtual Meeting?

We believe a virtual meeting enables increased stockholder attendance and participation because stockholders can participate from any location around the world. A virtual meeting also improves communications, reduces negative environmental impact and reduces costs for our stockholders and the Company compared to an in person meeting. You will be able to attend the Special Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/GUTS2026SM. You also will be able to vote your shares electronically at the Special Meeting by following the instructions above.

What If During The Check-In Time Or During The Special Meeting I Have Technical Difficulties Or Trouble Accessing The Virtual Meeting Website?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website, and the information for assistance will be located on the Special Meeting login page.

Will There Be A Question And Answer Session During The Special Meeting?

As part of the Special Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during the meeting that are pertinent to the Company and the meeting matters, for 15 minutes after the completion of the Special Meeting. Only stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Special Meeting?” will be permitted to submit questions during the Special Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

•
irrelevant to the business of the Company or to the business of the Special Meeting;
•
related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
•
related to any pending, threatened or ongoing litigation;
•
related to personal grievances;
•
derogatory references to individuals or that are otherwise in bad taste;
•
substantially repetitious of questions already made by another stockholder;
•
in excess of the two question limit;
•
in furtherance of the stockholder’s personal or business interests; or
•
out of order or not otherwise suitable for the conduct of the Special Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Special Meeting webpage for stockholders that have accessed the Special Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend and vote at the Special Meeting?”.

What If A Quorum Is Not Present At The Special Meeting?

If a quorum is not present at the scheduled time of the Special Meeting, the chairperson of the Special Meeting may adjourn the Special Meeting until a quorum is present or represented.

What Does It Mean If I Receive More Than One Set Of Proxy Materials?

It means that your shares are held in more than one account at the Transfer Agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy card in the enclosed envelope.

How Do I Vote?

For Proposal No. 1, you may vote “For” or “Against” or abstain from voting.

We recommend that stockholders vote prior to the Special Meeting by proxy even if they plan to attend the Special Meeting and vote during the meeting. If you are a stockholder of record, there are three ways to vote by proxy:

•
by Internet: You can vote over the Internet at www.proxyvote.com by following the instructions on the proxy card;
•
by Telephone: You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
•
by Mail: You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and telephone voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on September 23, 2026. We encourage stockholders to submit their proxy via telephone or the Internet.

To vote at the Special Meeting, visit www.virtualshareholdermeeting.com/GUTS2026SM (you will need the control number printed on your proxy registration confirmation email).

If your shares are held in street name through a bank or broker, you should receive instructions on how to vote from the bank or broker rather than from Fractyl Health. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you would like to vote your shares at the Special Meeting, you should contact your broker or other nominee to obtain your 16-digit control number or otherwise vote through the broker or other nominee. Many brokers, banks and other stockholders of record allow a beneficial owner to obtain their 16-digit control number either online or by mail, and we recommend that you contact your broker, bank or other stockholder of record to do so.

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Special Meeting, your shares will not be voted.

If I Am A Beneficial Owner Of Shares Held In Street Name And I Do Not Provide My Broker Or Bank With Voting Instructions, What Happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether, pursuant to stock exchange rules, the particular proposal is deemed to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under applicable rules and interpretations, “non-routine” matters are matters that may substantially affect the rights or privileges of shareholders, such as mergers, shareholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. In this regard, Proposal No. 1 is considered to be “routine” under applicable rules, meaning your broker or nominee may vote your shares on Proposal No. 1.

If you a beneficial owner of shares held in street name, and you do not plan to attend the Special Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Where Can I Get Technical Assistance If I Am Having Trouble Accessing The Meeting Or During The Meeting?

If you have difficulty accessing the meeting or during the meeting, please refer to the technical support telephone number posted on the virtual meeting website login page, where technicians will be available to help you.

Can I Change My Vote After I Submit My Proxy?

Yes.

If you are a registered stockholder, you may revoke your proxy and change your vote:

•
by submitting a duly executed proxy bearing a later date;
•
by granting a subsequent proxy through the Internet or telephone;
•
by giving written notice of revocation to our Corporate Secretary such that it is received prior to the Special Meeting; or
•
by voting during the Special Meeting.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Special Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporate Secretary before your proxy is voted or you vote during the Special Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote during the Special Meeting by obtaining your 16-digit control number from your bank or broker or otherwise voting through your bank or broker.

Who Will Count The Votes?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

What If I Do Not Specify How My Shares Are To Be Voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are indicated on page 17 of this proxy statement, as well as with the description of each proposal in this proxy statement.

Will Any Other Business Be Conducted At The Special Meeting?

We know of no other business that will be presented at the Special Meeting. If any other matter properly comes before the stockholders for a vote at the Special Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

How Many Votes Are Required For The Approval Of The Proposals To Be Voted Upon And How Will Abstentions And Broker Non-Votes Be Treated?

Proposal	Page Number	Vote Required for Approval	Voting Options	Effect of Votes Withheld/Abstentions, As Applicable	Effect of Broker Non-Votes
Proposal No. 1: Reverse Stock Split (1)	9	Affirmative vote from the holders of a majority of the total votes cast on the proposal.	FOR, AGAINST or ABSTAIN	No effect	Not applicable

(1) This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority to vote your shares on this proposal.

What Is An Abstention And How Will Abstentions Be Treated?

An “abstention,” represents a stockholder’s affirmative choice to decline to vote on a proposal. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Abstentions will have no effect on the approval of the Reverse Stock Split.

What Are Broker Non-Votes And Do They Count For Determining A Quorum?

As discussed above, when a beneficial owner of shares held in “street name” does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Because Proposal No. 1 is a “routine” matter, there will not be any broker non-votes at the Special Meeting.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent

Who Is Paying For This Proxy Solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by email, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Where Can I Find The Voting Results Of The Special Meeting?

We plan to announce preliminary voting results at the Special Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC within four business days after the Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL NO. 1 – APPROVAL OF A SERIES OF ALTERNATE AMENDMENTS TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK

Background Regarding Reverse Stock Split

Our Board has adopted and deemed advisable, and is recommending that our stockholders approve, a series of alternate amendments to the Company’s Amended and Restated Certificate of Incorporation, each of which would:

•
effect a reverse stock split, or the Reverse Stock Split, of all of the outstanding shares of our common stock at a ratio of between 1-for-5 and 1-for-15, inclusive.

Accordingly, effecting a Reverse Stock Split would reduce the number of outstanding shares of our common stock, but will have no impact on our current number of total authorized shares. The form of the proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. However, the text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as the Board deems necessary or advisable to effect the proposed amendment of our Amended and Restated Certificate of Incorporation.

Our stockholders are being asked to approve these proposed amendments pursuant to this Proposal No. 1, and to grant authorization to our Board to determine, in its discretion, whether to implement a Reverse Stock Split, including its specific timing and ratio.

By approving this proposal, stockholders will (i) approve a series of amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including five (5) and fifteen (15) would be combined into one share of our common stock and (ii) authorize the Board to file only one such amendment, as determined by the Board in the manner described herein and to abandon each amendment not selected by the Board. The Board believes that stockholder approval granting this discretion, rather than approval of a specified stock split ratio, provides the Board with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. The Board may effect only one Reverse Stock Split as a result of this authorization. The Board may also elect not to execute any Reverse Stock Split. The Board’s decision as to whether and when to effect the Reverse Stock Split and determining the Reverse Stock Split ratio will be based on a number of factors, including market conditions, existing and expected trading prices and volumes for our common stock, and the continued listing requirements of The Nasdaq Global Market. Although our stockholders may approve the Reverse Stock Split, we will not effect the Reverse Stock Split if our Board does not deem it to be in the best interests of the Company and its stockholders. The Reverse Stock Split will take effect, if at all, after it is approved by a majority of the total votes cast on this proposal, is deemed by the Board to be in the best interests of the Company and its stockholders, and after filing the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

In the event that approval for the Reverse Stock Split is obtained, and the Board does not execute the Reverse Stock Split within the 12-month period following the Special Meeting, further stockholder approval would be required prior to implementing any reverse stock split.

Reasons for the Reverse Stock Split

Our common stock is currently listed on The Nasdaq Global Market tier of Nasdaq. In order for our common stock to continue to be listed on The Nasdaq Global Market, we must satisfy various listing maintenance standards established by Nasdaq. If we are unable to meet the applicable listing requirements, our common stock will be subject to delisting. Under Nasdaq’s continued listing requirements, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of 10 consecutive business days during the 180 calendar days following notification by Nasdaq, our common stock would be subject to delisting by Nasdaq.

As previously reported, on March 13, 2026, we received a letter from the Listing Qualifications Department of Nasdaq notifying us that the listing of our common stock was not in compliance with Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”) for continued listing on the Nasdaq Global Market, as the minimum bid price of the Company’s common stock was less than $1.00 per share for the previous 30 consecutive business days. Under Nasdaq Listing Rule 5810(c)(3)(A), we had a period of 180 calendar days, or until September 9, 2026, to regain compliance with the rule referred to in this paragraph. To regain compliance, during this 180-day compliance period, our minimum bid price of listed securities must close at $1.00 per share or more for a minimum of 10 consecutive business days. In the event that we did not regain compliance with the Nasdaq Listing Rules prior to the expiration of the 180-day compliance period, we may have been eligible for additional time to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii) by transferring to the Nasdaq Capital Market. To qualify, we would need to submit a Transfer Application and a $5,000 application fee. In addition, we would be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, among other requirements.

As of the date of this proxy statement, we have not regained compliance with the Minimum Bid Price Requirement during the initial grace period. In addition, as of the date of this proxy statement we do not believe we would be able to meet all of the initial listing standards for the Nasdaq Capital Market as required in order to be eligible for additional time to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A)(ii) by transferring to the Nasdaq Capital Market. Accordingly, after the initial grace period expires on September 9, 2026, we expect that Nasdaq will provide notice that our common stock will be subject to delisting. We will have the right to appeal a determination to delist our common stock, which we intend to do, and our common stock will remain listed on the Nasdaq Global Market until the completion of the appeal process, during which time we may regain compliance of the Minimum Bid Price Requirement if our minimum bid price of listed securities closes at $1.00 per share or more for a minimum of 10 consecutive business days.

Accordingly, the Board has adopted resolutions, subject to approval by our stockholders, to amend our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split of our common stock at a ratio in the range of one-for-five to one-for-fifteen with such ratio to be determined in the discretion of the Board. These resolutions were approved as a means of regaining compliance with the Minimum Bid Price Requirement.

The Board’s primary objective in proposing the Reverse Stock Split is to raise the per share trading price of our common stock. The Board believes that the Reverse Stock Split will result in a higher per share trading price, which is intended to enable us to maintain the listing of our common stock on The Nasdaq Global Market and generate greater investor interest in the Company.

The Board believes that maintaining the listing of our common stock on The Nasdaq Global Market is in the best interests of the Company and its stockholders. If our common stock were to be delisted from The Nasdaq Global Market, the Board believes that such delisting could adversely affect the market liquidity of our common stock, decrease the market price of our common stock, adversely affect our ability to obtain financing for the continuation of our operations and exploration of strategic alternatives to enhance stockholder value, and result in the loss of confidence in the Company.

If the Reverse Stock Split is approved by our stockholders and implemented by the Board, we expect to satisfy the $1.00 per share Minimum Bid Price Requirement for continued listing on the Nasdaq Global Market. However, despite the approval of the Reverse Stock Split by our stockholders and implementation by the Board, there can be no assurance that the Reverse Stock Split will result in our meeting and maintaining the $1.00 Minimum Bid Price Requirement. The effect of the Reverse Stock Split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the Reverse Stock Split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Stock Split due to, among other reasons, our performance and other factors that may be unrelated to the number of shares outstanding. Our common stock could also be delisted from The Nasdaq Global Market due to our failure to comply with one or more other Nasdaq listing rules.

Criteria to be Used for Decision to Implement the Reverse Stock Split

In the event that approval for the Reverse Stock Split is obtained, our Board will be authorized to proceed with the Reverse Stock Split at any time during the 12-month period following the Special Meeting. If we regain compliance with the Minimum Bid Price Requirement prior to September 9, 2026, our Board may use its discretion to not carry out or to delay in carrying out the Reverse Stock Split.

In the event our Board delays its decision to execute the Reverse Stock Split because the Company has regained compliance with the Minimum Bid Price Requirement, if our common stock price again falls below $1.00 for 30-days during the 12-month period following the Special Meeting, and therefore again fails to comply with the applicable

Nasdaq Global Market minimum listing requirements, then the Reverse Stock Split may be executed as a cure for this condition.

Principal Effects Of Reverse Stock Split on Our Outstanding Common Stock and Authorized but Unissued Common Stock

The following table illustrates the effects of a 1-for-5, 1-for-10 and 1-for-15 Reverse Stock Split on our outstanding common stock as of June 30, 2026, without giving effect to any adjustments for fractional shares and information regarding our authorized shares based on the corresponding proportionate Authorized Shares Reduction:

Reverse Stock Split Ratio	—	5:1	10:1	15:1
Number of shares of Common Stock Issued and Outstanding	158,648,963	31,729,792	15,864,896	10,576,597
Number of Shares of Common Stock Reserved for Future Issuance	48,983,925	9,796,785	4,898,392	3,265,595
Number of Shares of Common Stock Authorized but Unissued and Unreserved	92,367,112	258,473,423	279,236,712	286,157,808

The Reverse Stock Split will affect all of our stockholders uniformly and will not materially affect any stockholder’s percentage ownership interests in the Company or proportionate voting power. The Reverse Stock Split will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized (other than as a result of the payment of cash in lieu of fractional shares). For example, a holder of 2% of the voting power of the outstanding shares of our common stock immediately prior to a Reverse Stock Split would continue to hold 2% of the voting power of the outstanding shares of our common stock immediately after such Reverse Stock Split. The number of stockholders of record will not be affected by a Reverse Stock Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest after such Reverse Stock Split). The common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

The principal effects of a Reverse Stock Split will be that:

•
each five (5) to fifteen (15) shares of our common stock owned by a stockholder (depending on the Reverse Stock Split ratio selected by the Board), will be combined into one new share of our common stock;
•
no fractional shares of common stock will be issued in connection with any Reverse Stock Split; instead, holders of common stock who would otherwise receive a fractional share of common stock pursuant to the Reverse Stock Split will receive cash in lieu of the fractional share as explained more fully below;
•
based upon the Reverse Stock Split ratio selected by the Board, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all then outstanding stock options, restricted stock units and warrants, which will result in a proportional decrease in the number of shares of our common stock reserved for issuance upon exercise or vesting of such stock options, restricted stock units and warrants, and, in the case of stock options and warrants, a proportional increase in the exercise price of all such stock options and warrants; and
•
the number of shares then reserved for issuance under our equity compensation plans will be reduced proportionately based upon the Reverse Stock Split ratio selected by the Board (as described below).

Our authorized capital stock currently consists of 300,000,000 shares of common stock, par value $0.00001 per share, and 10,000,000 shares of preferred stock, par value $0.00001 per share. Although the Reverse Stock Split will not affect the rights of stockholders or any stockholder’s proportionate ownership interest in the Company (except as a result of the treatment of fractional shares), the number of authorized shares of our common stock and preferred stock will not be reduced. If the Reverse Stock Split is implemented, the number of authorized shares of common stock would remain at 300,000,000 shares, thereby effectively increasing the number of shares of common stock available for future issuance. The total number of authorized shares of preferred stock would remain at 10,000,000 shares. As illustrated by the table above, the Reverse Stock Split would increase the ability of our Board to issue authorized and unissued shares in the future without further stockholder action. The issuance in the future of such additional authorized shares may have the effect of diluting the earnings or loss per share and book value per share, as well as the ownership and voting rights of the holders of our then-outstanding shares of common stock.

Principal Effects of the Reverse Stock Split on Our Outstanding Equity Awards and Future Awards under Our Incentive Plans

If the Reverse Stock Split is implemented, the number of shares of common stock subject to outstanding options, restricted stock unit awards and other equity awards issued by the Company, and the number of shares reserved for future issuance and all other share limits, under the Company’s 2011 Stock Incentive Plan, 2024 Incentive Award Plan and 2024 Employee Stock Purchase Plan will be reduced by the same ratio as the reduction in the outstanding shares, in each case rounded down to the nearest whole share. Correspondingly, the exercise price for individual outstanding options, on a per share basis, will be proportionally increased (the aggregate exercise price for all outstanding options will be unaffected, except for the rounding described below, but following the Reverse Stock Split such exercise price will apply to a reduced number of shares), in each case rounded up to the nearest cent. As of June 30, 2026, there were outstanding stock options to purchase an aggregate of 19,389,492 shares of common stock, at a weighted average exercise price of $3.60 per share. Assuming, for example, a 1-for-10 Reverse Stock Split, the number of shares covered by outstanding options will be reduced to one-tenth the number currently issuable, and the exercise price of outstanding options will be increased by ten times the current exercise price, rounded up to the nearest cent.

Effective Date

The proposed Reverse Stock Split would become effective at 5:00 p.m., Eastern time, on the date of filing of a Reverse Split Certificate of Amendment with the office of the Secretary of State of the State of Delaware, or such later date as is chosen by the Board and set forth in the Certificate of Amendment, which date we refer to in this Proposal No. 1 as the Reverse Split Effective Date. Except as explained below with respect to fractional shares, effective as of 5:00 p.m., Eastern time, on the Reverse Split Effective Date, shares of common stock issued and outstanding immediately prior thereto will be combined, automatically and without any action on the part of us or our stockholders, into a lesser number of new shares of our common stock in accordance with the Reverse Stock Split ratio determined by our Board within the limits set forth in this Proposal No. 1.

Cash Payment in Lieu of Fractional Shares

No fractional shares of common stock will be issued as a result of any Reverse Stock Split. Instead, in lieu of any fractional shares to which a holder of common stock would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay cash (without interest) equal to such fraction multiplied by the average of the closing sales prices of the common stock on The Nasdaq Global Market during regular trading hours for the five consecutive trading days immediately preceding the Reverse Split Effective Date (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

As of August 21, 2026, there were [ ] stockholders of record of our common stock, which number of record holders includes those holders who are deemed record holders for purposes of the Exchange Act. Upon stockholder approval of this Proposal No. 1, if our Board elects to implement the proposed Reverse Stock Split, stockholders owning, prior to the Reverse Stock Split, less than the number of whole shares of common stock that will be combined into one share of common stock in the Reverse Stock Split would no longer be stockholders. For example, if a stockholder held five shares of common stock immediately prior to the Reverse Stock Split and the Reverse Stock Split ratio selected by the Board was 1:10, then such stockholder would cease to be a stockholder of the Company following the Reverse Stock Split and would not have any voting, dividend or other rights except to receive payment for the fractional share as described above. In addition, we do not intend for this transaction to be the first step in a series of plans or proposals of a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Record and Beneficial Stockholders

If this Proposal No. 1 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding all of their shares of our common stock electronically in book-entry form under the direct registration system for securities will be automatically exchanged by the exchange agent and will receive a transaction statement at their address of record indicating the number of new post-split shares of our common stock they hold after the Reverse Stock Split along with payment in lieu of any fractional shares. Non-registered stockholders holding common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split than those that would be put in place by us for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

If this Proposal No. 1 is approved by our stockholders and our Board elects to implement a Reverse Stock Split, stockholders of record holding some or all of their shares in certificate form will receive a letter of transmittal from the Company or its exchange agent, as soon as practicable after the effective date of the Reverse Stock Split. Our transfer agent is expected to act as “exchange agent” for the purpose of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares will be asked to surrender to the exchange agent certificates representing pre-Reverse Stock Split shares in exchange for post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) in accordance with the procedures to be set forth in the letter of transmittal. No new post-Reverse Stock Split share certificates will be issued to a stockholder holding shares in certificate form until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Potential Anti-Takeover Effect

The Reverse Stock Split would result in an increased proportion of unissued authorized shares to issued shares, which could, under certain circumstances, be construed as having an anti-takeover effect. Although not designed or intended for such purposes, the effect of the Reverse Stock Split might be to render more difficult or to discourage a merger, tender offer, proxy contest or change in control of us and the removal of management, which stockholders might otherwise deem favorable. For example, the authority of the Board to issue common stock might be used to create voting impediments or to frustrate an attempt by another person or entity to effect a takeover or otherwise gain control of us because the issuance of additional common stock would dilute the voting power of the common stock and preferred stock then outstanding. Our common stock could also be issued to purchasers who would support the Board in opposing a takeover bid which our board determines not to be in our best interests and those of our stockholders. The Board is not presently aware of any attempt, or contemplated attempt, to acquire control of us and the Reverse Stock Split is not part of any plan by the Board to recommend or implement a series of anti-takeover measures.

Accounting Matters

The par value of the shares of our common stock is not changing as a result of the implementation of the Reverse Stock Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Stock Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Stock Split because there will be fewer shares of common stock outstanding.

Possible Disadvantages of Reverse Stock Split

Even though the Board believes that the potential advantages of the Reverse Stock Split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a Reverse Stock Split:

•
The reduced number of shares of our common stock resulting from a Reverse Stock Split could adversely affect the liquidity of our common stock.
•
The Reverse Stock Split could result in a significant devaluation of our market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits.
•
The Reverse Stock Split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the Reverse Stock Split.
•
There can be no assurance that the market price per new share of our common stock after the Reverse Stock Split will increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Stock Split. For example, based on the closing market price of our common stock on August 12, 2026 of $0.696 per share of common stock, if the stockholders approve this proposal and the Board selects and implements a Reverse Stock Split ratio of 1-for-10, there can be no assurance that the post-split market price of our common stock would be $6.96 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Stock Split may be lower than the total market capitalization before the proposed Reverse Stock Split and, in the future, the market price of our common stock following the Reverse Stock Split may not exceed or remain higher than the market price prior to the proposed Reverse Stock Split.
•
While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Stock Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.
•
If the Reverse Stock Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Stock Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.

Procedure for Effecting Reverse Stock Split

If our stockholders approve the Reverse Stock Split, the Reverse Stock Split would become effective at such time as it is deemed by our Board to be in the best interests of the Company and its stockholders and we file the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. Even if the Reverse Stock Split is approved by our stockholders, the Board has discretion not to carry out, or to delay in carrying out, the Reverse Stock Split. Upon the filing of the amendment, all of our old common stock will be converted into new common stock as set forth in the amendment. As soon as practicable after the effective time of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected.

All of our registered holders hold their shares electronically in book-entry form with our transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts. If you hold registered shares in book-entry form with our transfer agent, no action needs to be taken to receive shares of common stock following the Reverse Stock Split. If a stockholder is entitled to shares following the Reverse Stock Split, a transaction statement will automatically be sent to the stockholder’s address of record indicating the number of shares of common stock held following the Reverse Stock Split.

No Dissenters’ or Appraisal Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split and we will not independently provide our stockholders with any such right.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split to U.S. Holders

The following summary describes certain material U.S. federal income tax consequences of the Reverse Stock Split to certain U.S. Holders (as defined below) of our common stock, but does not purport to be a complete analysis of all potential tax effects. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, administrative rulings and pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, each as in effect as of the date of this proxy statement and all of which are subject to change or differing interpretations. Any such change or differing interpretation, which may or may not be retroactive, could alter the tax consequences described herein. This discussion is included for general informational purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to a U.S. Holder. This summary, except for the discussion under “Information Reporting and Backup Withholding” below, is limited to stockholders who are U.S. Holders (as defined below).

The discussion below only addresses stockholders who hold our common stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment). It does not address all aspects of U.S. federal income tax that may be relevant to a stockholder in light of such stockholder’s particular circumstances or to a stockholder subject to special rules, such as brokers or dealers in securities or foreign currencies, stockholders that are not U.S. Holders, regulated investment companies, real estate investment trusts, traders in securities who mark to market, banks, financial institutions or insurance companies, mutual funds, stockholders holding their stock through individual retirement or other tax-deferred accounts, tax-exempt organizations, stockholders holding their stock as “qualified small business stock” pursuant to Section 1202 of the Code or as Section 1244 stock for purposes of the Code, stockholders who acquired their stock in connection with stock purchase plans or other employee plans or compensatory arrangements, stockholders whose functional currency is not the U.S. dollar, partnerships or other entities classified as partnerships or disregarded entities for U.S. federal income tax purposes (or persons holding our common stock through such entities), stockholders who hold their stock as part of an integrated investment (including a “straddle,” a pledge against currency risk, a hedge or other “constructive” sale or “conversion” transaction) comprised of shares of our common stock and one or more other positions, stockholders that own or have owned, actually or constructively, more than 5% of our common stock, or stockholders who may have acquired their stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code. In addition, this summary does not address any tax consequences other than certain U.S. federal income tax consequences of the Reverse Stock Split, including the tax consequences of the Reverse Stock Split under state, local or non-U.S. tax laws, or under estate, gift, excise or other non-income tax laws, any alternative minimum tax, the Medicare contribution tax on net investment income, the special tax accounting rules under Section 451(b) of the Code, the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), or the tax consequences to holders of options, warrants or other rights to acquire our common stock.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner of shares of our common stock that is any of the following:

• an individual who is a citizen or resident of the United States or treated as a U.S. citizen or resident for U.S. federal income tax purposes;

• a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;

• an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

• a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) are authorized or have the authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Partnerships holding our common stock and the partners therein should consult their tax advisors regarding the tax consequences to them of the Reverse Stock Split.

Our view regarding the tax consequences of the Reverse Stock Split is not binding with the IRS or the courts. We have not sought, and do not intend to seek, any tax opinion from counsel or ruling from the IRS with respect to any of the statements made in this summary. There can be no assurance that the IRS will not take a position contrary to these statements or that a contrary position taken by the IRS would not be sustained by a court. Accordingly, each stockholder should consult with such stockholder’s own tax advisor with respect to all of the potential tax consequences to such stockholder of the Reverse Stock Split.

STOCKHOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT ARISING UNDER U.S. FEDERAL NON-INCOME TAX LAWS, THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR ANY APPLICABLE INCOME TAX TREATY.

Tax Consequences of the Reverse Stock Split

We intend to treat the Reverse Stock Split as a “recapitalization” for U.S. federal income tax purposes and any cash in lieu of fractional will be solely to spare us the expense and inconvenience of issuing fractional shares and will not represent separately bargained for consideration paid to a U.S. Holder. A U.S. Holder that receives solely a reduced number of shares of common stock generally will not recognize gain or loss in the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock received pursuant to the Reverse Stock Split should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock, and such U.S. Holder’s holding period in the reduced number of shares of common stock should include the holding period in its pre-Reverse Stock Split shares of common stock exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization such as the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

A U.S. Holder that receives both a reduced number of shares of common stock and cash in lieu of fractional shares as a result of the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by the Company, and generally should recognize capital gain or loss equal to the difference, if any, between the amount of cash received in lieu of a fractional share and its adjusted basis allocable to the fractional share. Such gain or loss will be long-term capital gain or loss if the pre-Reverse Stock Split shares were held for more than one year at the time of the Reverse Stock Split. Long-term capital gains of individuals are generally subject to tax at reduced rates. There are limitations on the deductibility of capital losses. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock, if any, generally should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder received cash, and the holding period of the reduced number of shares of common stock received generally should include the holding period of the pre-Reverse Stock Split shares of common stock exchanged.

No gain or loss will be recognized by the Company as a result of the proposed Reverse Stock Split.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the IRS. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

The preceding discussion is intended only as a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders. It is not a complete analysis or discussion of all potential tax effects that may be important to a particular holder. All holders of our common stock should consult their own tax advisors as to the specific tax consequences of the Reverse Stock Split to them, including record retention and tax-reporting requirements, the applicability and effect of any U.S. federal, state, local and non-U.S. tax laws, and the impact of any potential change in tax law.

Vote Required

The affirmative vote of holders of a majority of the total votes cast on the proposal will be required to approve the amendment of our Amended and Restated Certificate of Incorporation to effect a Reverse Stock Split of our common stock at a ratio in the range of one-for-five to one-for-fifteen, such ratio to be determined in the discretion of our Board. Abstentions are not treated as votes cast and, therefore, will have no effect.

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" PROPOSAL NO. 1.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of July 31, 2026 with respect to the beneficial ownership of our common stock by:

•
each person, or group of affiliated persons, known by us to beneficially own 5% or more of our outstanding shares of common stock;
•
each of our named executive officers;
•
each of our directors; and
•
all of our executive officers and directors as a group.

The number of shares beneficially owned by each stockholder is determined in accordance with the rules issued by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Except as indicated in the footnotes below, we believe, based on the information furnished to us, that the individuals and entities named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, subject to any community property laws.

Percentage ownership of our common stock is based on 158,648,963 shares of our common stock outstanding as of July 31, 2026. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of common stock subject to options, restricted stock units, warrants or other rights held by such person that are currently exercisable or vested, or will become exercisable or vest within 60 days of July 31, 2026 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person.

Unless noted otherwise, the address of all listed stockholders is c/o Fractyl Health, Inc., 3 Van de Graaff Drive, Suite 200, Burlington, Massachusetts 01803.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% or Greater Stockholders
Entities affiliated with Nantahala(1)	16,124,780	9.99%
Named Executive Officers and Directors
Harith Rajagopalan, M.D., Ph.D.(2)	2,630,976	1.64%
Jay D. Caplan(3)	916,388	*
Sarah Toomey(4)	393,377	*
Ajay Royan(5)	6,505,602	4.10%
Kelly Barnes(6)	139,417	*
William W. Bradley(7)	556,032	*
Marc Elia(8)	1,908,617	1.20%
Clive Meanwell, M.B., Ch.B., M.D.(9)	330,390	*
Samuel Conaway(10)	52,500	*
Christopher C. Thompson, M.D., MSc.(11)	15,000	*
Ian Sheffield(12)	50,000	*
All current executive officers and directors as a group (12 persons)(13)	13,518,299	8.36%

* Represents beneficial ownership of less than 1%.

(1)
Based on a Schedule 13G/A filed on May 15, 2026. Consists of (i) 13,364,519 shares of common stock held by Nantahala Capital Management, LLC; and (ii) 2,760,261 shares of common stock issuable to Nantahala Capital Management, LLC upon exercise of warrants to purchase the Company's common stock (which reflects the beneficial ownership blocker described below). Wilmot B. Harkey and Daniel Mack are the Managing Members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the shares held by the entity. The warrants held by Nantahala Capital Management, LLC prohibit the exercise thereof if, after giving effect to such exercise, the beneficial ownership of Nantahala Capital Management, LLC and its affiliates and any person whose beneficial ownership would be attributable to such entities, would exceed 9.99%. The principal business address of Nantahala Capital Management, LLC is 130 Main Street, 2nd Floor, New Canaan, CT 06840.
(2)
Consists of (i) 540,557 shares of common stock held by Harith Rajagopalan; (ii) 602,980 shares of common stock held by various family trusts for which Dr. Rajagopalan serves as the investment advisor and, as a result, exercises voting and dispositive power with respect to such shares; and (iii) 1,487,439 shares of common stock underlying options currently exercisable or exercisable within 60 days of July 31, 2026.
(3)
Consists of (i) 153,544 shares of common stock held by Jay D. Caplan; (ii) 477,616 shares of common stock held by various family trusts for which Mr. Caplan serves as the investment advisor and, as a result, exercises voting and dispositive power with respect to such shares; and (iii) 285,228 shares of common stock underlying options currently exercisable or exercisable within 60 days of July 31, 2026.
(4)
Consists of (i) 5,740 shares of common stock; and (ii) 387,637 shares of common stock underlying options currently exercisable or exercisable within 60 days of July 31, 2026.
(5)
Based on a Schedule 13G filed on February 12, 2026, and information known to the Company. Consists of (i) 40,901 shares of common stock held by Ajay Royan; (ii) 52,500 shares of common stock underlying options currently exercisable or exercisable within 60 days of July 31, 2026; (iii) 5,160,301 shares of common stock held by Mithril LP; and (iv) 1,251,900 shares of common stock held by Mithril II LP. Mithril GP LP is the general partner of Mithril LP and Mithril GP LP may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Mithril LP. Mithril II UGP LLC is the general partner of Mithril II GP LP, which is the general partner of Mithril II LP and each of Mithril II UGP LLC and Mithril II GP LP may be deemed to have shared voting, investment and dispositive power with respect to the securities held by Mithril II LP. Ajay Royan is the authorized person of Mithril GP LP and is the sole managing member of Mithril II UGP LLC. Ajay Royan and Peter Thiel are the members of the investment committee of Mithril GP LP and the members of the investment committee established by Mithril II GP LP, respectively. Each of the investment committees makes all investment decisions with respect to the shares held by each of Mithril LP and Mithril II LP, respectively, and may be deemed to have shared voting, investment and dispositive power with respect to the securities held by each of Mithril LP and Mithril II LP. The address of the principal offices of each of these entities is c/o Mithril Capital Management LLC, 111 Congress Avenue, Suite 500, Austin, TX 78701.
(6)
Consists of (i) 31,000 shares of common stock; and (ii) 108,417 shares of common stock underlying options currently exercisable or exercisable within 60 days of July 31, 2026.
(7)
Consists of (i) 84,622 shares of common stock; (ii) 285,017 shares of common stock underlying options currently exercisable or exercisable within 60 days of July 31, 2026; and (iii) 186,393 shares of common stock underlying options currently exercisable or exercisable within 60 days of July 31, 2026 held of record by the Hillcrest Irrevocable Trust, of which Senator Bradley serves as sole trustee.
(8)
Consists of (i) 52,500 shares of common stock underlying options currently exercisable or exercisable within 60 days of July 31, 2026; (ii) 1,411,493 shares of common stock held by M28 Capital Master Fund LP (“M28 Capital”); and (iii) 444,624 shares of common stock held by Sparviero LP. Marc Elia is a managing member of M28 Capital Fund GP LLC, the general partner of M28 Capital and Sparviero LP, and, as a result, may be deemed to share voting and investment power with respect to the shares held by each. Mr. Elia disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of M28 Capital and Sparviero LP is 700 Canal Street, 2nd Floor, Stamford, Connecticut 06902.
(9)
Consists of (i) 52,500 shares of common stock underlying options currently exercisable or exercisable within 60 days of July 31, 2026; and (ii) 277,890 shares of common stock held by Population Health Capital Partners II, L.P. (“PHPII”). Clive Meanwell, M.B., Ch.B., M.D., is the Founder of Population Health Partners GP, LLC, the general partner of PHPII, and, as a result, may be deemed to share voting and investment power with respect to the shares held by PHPII. Dr. Meanwell disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. The address of PHPII is 50 Mountaintop Road, Bernardsville, New Jersey 07924.
(10)
Consists of 52,500 shares of common stock underlying options currently exercisable or exercisable within 60 days of July 31, 2026.
(11)
Consists of 15,000 shares of common stock underlying options currently exercisable or exercisable within 60 days of July 31, 2026.
(12)
Consists of (i) 35,000 shares of common stock; and (ii) 15,000 shares of common stock underlying options currently exercisable or exercisable within 60 days of July 31, 2026.
(13)
Consists of (i) 10,538,168 shares of common stock; and (ii) 2,980,131 shares of common stock underlying options currently exercisable or exercisable within 60 days as of July 31, 2026.

ADDITIONAL INFORMATION

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2027 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to us at our principal executive offices, 3 Van de Graaff Drive, Suite 200, Burlington, Massachusetts 01803. Any proposal submitted pursuant to Rule 14a-8 must be received by us no later than December 26, 2026. We suggest that proponents submit their Rule 14a-8 proposals by certified mail, return receipt requested, addressed to our Corporate Secretary, Sarah Toomey.

In addition, our Bylaws establish an advance notice procedure with regard to director nominations and other proposals by stockholders that are not intended to be included in our proxy materials, but that a stockholder instead wishes to present directly at an annual meeting. To be properly brought before the 2027 annual meeting of stockholders, a notice of the nomination or the matter the stockholder wishes to present at the meeting must be in writing and delivered to or mailed and received by our Corporate Secretary at our principal executive offices not later than March 11, 2027 and not before February 9, 2027. However, if the 2027 annual meeting of stockholders is more than 30 days earlier or more than 60 days after the anniversary of the Annual Meeting, notice must be so delivered or mailed and received not later than the 90th day prior to the 2027 annual meeting or, if later, the 10th day following the day on which public disclosure of the date of the 2027 annual meeting was first made by us. Our Bylaws also specify requirements relating to the content of the notice that stockholders must provide in order for a director nomination or other proposal to be properly presented at the 2027 annual meeting of stockholders.

In addition to satisfying the foregoing requirements under our Bylaws, to comply with the universal proxy rules, any notice of director nomination submitted to the Company must include the additional information required by Rule 14a-19(b) under the Exchange Act.

Householding of Proxy Materials

The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials for the Special Meeting or in the future, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

Other Matters

Our Board is not aware of any matter to be presented for action at the Special Meeting other than the matters referred to above and does not intend to bring any other matters before the Special Meeting. However, if other matters should properly come before the Special Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

Solicitation of Proxies

The accompanying proxy is solicited by and on behalf of our Board, whose notice of meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us.

In addition to the use of the mail, proxies may be solicited by personal interview, telephone and email by directors, officers and other employees of Fractyl Health who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith.

Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed with the SEC without charge from the SEC’s website at: www.sec.gov.

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR PROXY MATERIALS, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS BUT NOT INCLUDING EXHIBITS, TO EACH OF OUR STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON THE RECORD DATE, AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR CORPORATE SECRETARY AT 3 VAN DE GRAAFF DRIVE, SUITE 200, BURLINGTON, MASSACHUSETTS 01803. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL SPECIAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE SPECIAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Sarah Toomey
General Counsel and Corporate Secretary
August [ ], 2026

APPENDIX A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FRACTYL HEALTH, INC.

Fractyl Health, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), certifies:

1.
The name of the corporation is Fractyl Health, Inc. (the “Corporation”).
2.
The Corporation’s original Certificate of Incorporation was filed on August 30, 2010. The Certificate of Incorporation was last amended and restated by the Amended and Restated Certificate of Incorporation on February 6, 2024 (together, the “Certificate”)
3.
The Corporation’s Board of Directors and stockholders, acting in accordance with the provisions of Sections 141 and 242 of the DGCL, adopted resolutions approving the following amendments to the Certificate:

Effective as of the effective time of 5:00 p.m., Eastern Time, on [●], 2026 (the “Effective Time”), each five (5) / six (6) / seven (7) / eight (8) / nine (9) / ten (10) / eleven (11) / twelve (12) / thirteen (13) / fourteen (14) / fifteen (15)1 shares of the Corporation’s Common Stock, par value $0.00001 per share, issued and outstanding immediately prior to the Effective Time shall, automatically and without any action on the part of the Corporation or the respective holders thereof, be combined into one (1) share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued as a result of the Reverse Split and, in lieu thereof, upon receipt after the Effective Time by the exchange agent selected by the Corporation of a properly completed and duly executed transmittal letter and, where shares are held in certificated form, the surrender of the stock certificate(s) formerly representing shares of pre-Reverse Split Common Stock, any stockholder who would otherwise be entitled to a fractional share of post-Reverse Split Common Stock as a result of the Reverse Split, following the Effective Time (after taking into account all fractional shares of post-Reverse Split Common Stock otherwise issuable to such stockholder), shall be entitled to receive a cash payment (without interest) equal to the fractional share of post-Reverse Split Common Stock to which such stockholder would otherwise be entitled multiplied by the average of the closing sales prices of a share of the Corporation’s Common Stock (as adjusted to give effect to the Reverse Split) on The Nasdaq Stock Market for each of the five (5) consecutive trading days immediately preceding the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware. Each stock certificate that, immediately prior to the Effective Time, represented shares of pre-Reverse Split Common Stock shall, from and after the Effective Time, automatically and without any action on the part of the Corporation or the respective holders thereof, represent that number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined (as well as the right to receive cash in lieu of any fractional shares of post-Reverse Split Common Stock as set forth above); provided, however, that each holder of record of a certificate that represented shares of pre-Reverse Split Common Stock shall receive, upon surrender of such certificate, a new certificate representing the number of whole shares of post-Reverse Split Common Stock into which the shares of pre-Reverse Split Common Stock represented by such certificate shall have been combined pursuant to the Reverse Split, as well as any cash in lieu of fractional shares of post-Reverse Split Common Stock to which such holder may be entitled as set forth above. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of post-Reverse Split Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

1 These amendments approve the combination of any whole number of shares of the Company’s Common Stock between and including five (5) and fifteen (15) into one (1) share of the Company’s Common Stock. By these amendments, the stockholders would approve each of the alternate amendments proposed by the Company’s Board of Directors. If the reverse stock split proposal is approved by stockholders, the Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that reverse stock split ratio determined by the Company’s Board of Directors to be in the best interests of the Company and its stockholders. The other amendments will be abandoned pursuant to Section 242(c) of the General Corporation Law of the State of Delaware. The Company’s Board of Directors may also elect not to effect any reverse stock split, in which case all proposed alternate amendments will be abandoned.

4.
All other provisions of the Certificate will remain in full force and effect.
5.
This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.
6.
This amendment to the Certificate of Incorporation shall be effective on and as of as of the effective time of 5:00 p.m., Eastern Time, on [●], 2026.

[Signature Page Follows]

IN WITNESS WHEREOF, this Certificate of Amendment to Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Corporation on [●], 2026.

Fractyl Health, Inc.

By:

Name: Harith Rajagopalan

Title: Chief Executive Officer

SCAN TO VIEW MATERIALS & VOTE FRACTYL HEALTH, INC. 3 VAN DE GRAAFF DRIVE, SUITE 200 BURLINGTON, MA 01803 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on September 23, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GUTS2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on September 23, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T03194-S47608 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY FRACTYL HEALTH, INC. The Board of Directors recommends that you vote FOR the following proposal: 1. To approve a series of alternate amendments to the Company's Amended and Restated Certificate of Incorporation to effect, at the option of the Company's Board of Directors, a reverse stock split of the Company's common stock at a ratio in the range of 1-for-5 to 1-for-15, inclusive, with such ratio to be determined by the Company's Board of Directors in its sole discretion. For Against Abstain NOTE: Such other business as may properly come before the meeting or any continuation, postponement, or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

FRACTYL HEALTH, INC. SPECIAL MEETING OF STOCKHOLDERS SEPTEMBER 24, 2026 12:00 PM EDT THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Harith Rajagopalan, Lara Smith Weber and Sarah Toomey, or each of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of Common Stock of FRACTYL HEALTH, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 12:00 p.m. EDT, on September 24, 2026, virtually at www.virtualshareholdermeeting.com/GUTS2026SM, and any continuation, postponement, or adjournment thereof. Such proxies are authorized to vote in their discretion on any matter that the Board of Directors did not know would be presented at the Special Meeting by a reasonable time before the proxy solicitation was made, and on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. his proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side